AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 2023

Registration No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

IDACORP, Inc.
(Exact name of registrant as specified in its charter)

Idaho	1221 West Idaho Street Boise, Idaho 83702-5627 (208) 388-2200	82-0505802
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Lisa A. Grow
President and Chief Executive Officer
IDACORP, Inc.
1221 West Idaho Street
Boise, Idaho  83702-5627
(208) 388-2200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Andrew Moore, Esq. Christopher Wassman, Esq. Perkins Coie LLP 1201 Third Avenue, Suite 4800 Seattle, Washington 98101-3099 (206) 359-8000	Julia Hilton, Esq. Vice President and General Counsel IDACORP, Inc. 1221 West Idaho Street Boise, Idaho 83702-5627 (208) 388-2200

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

Dividend Reinvestment and Stock Purchase Plan

300,000 Shares of Common Stock

The IDACORP, Inc. Dividend Reinvestment and Stock Purchase Plan, which we refer to in this prospectus as the “plan,” is a simple and convenient method of purchasing IDACORP common stock (without par value). The plan is open to our existing common shareholders, residential customers of Idaho Power Company, and new investors who may participate by making an initial investment. Participants in the plan may:

•purchase additional shares of IDACORP common stock through convenient and economical methods;

•elect to reinvest dividends on some or all of their common stock;

•sell or transfer shares of common stock through the plan; and

•deposit common stock certificates for safekeeping.

Participation in the plan is voluntary. Shareholders who do not wish to participate in the plan will continue to receive cash dividends on IDACORP common stock, when, as and if declared. Participants in the plan may terminate their participation at any time.

We list our common stock on the New York Stock Exchange under the symbol “IDA.” The reported last sale price of our common stock on the New York Stock Exchange on October 31, 2023 was $94.10 per share. The law in some jurisdictions requires us to offer shares under the plan to persons not presently shareholders only through a registered broker. In those instances, a broker will make such offers as the registered broker.

Investing in our securities involves risks. Please see “Risk Factors” on page 1 of this prospectus for certain risks to consider before participating in the plan or purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 3, 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that IDACORP, Inc. filed with the Securities and Exchange Commission using the “shelf” registration process. We may from time to time provide a prospectus supplement, which may add, update or change information contained in this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement, together with the additional information described under “Where You Can Find More Information.” We have not authorized any other person to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in that prospectus supplement. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in states where offers and sales are permitted.

This prospectus incorporates by reference important business and financial information about IDACORP, Inc. that is not included in or delivered with this prospectus. See “Where You Can Find More Information.” You may obtain copies of documents containing such information from us, without charge, by either calling or writing to us at:

IDACORP, Inc.
1221 W. Idaho Street
Boise, Idaho 83702
Attention: Shareowner Services
Telephone: (208) 388-2200

The information contained in or incorporated by reference in this prospectus is accurate only as of the date of the respective documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless we indicate otherwise, or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” and “our” or similar terms are to IDACORP, Inc.

No person has been authorized to give any information or to make any representations, other than those contained in this prospectus, in connection with the offer described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offering of any securities other than those to which it specifically relates, nor an offering of any securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

RISK FACTORS

Investing in our securities involves risks. Before making a decision to invest in our securities, you should carefully consider the risks and uncertainties discussed in “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings we make from time to time with the SEC. You should also consider the risk factors described in any documents we incorporate by reference in the future. See “Incorporation Of Certain Information By Reference” and “Where You Can Find More Information.” If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected, and thus you should carefully consider them before deciding to invest in our common stock.

Risks Related to Our Common Stock and This Offering

Future sales of our common stock in the public market could lower our stock price.

We may sell additional shares of common stock through director or employee stock option or benefit plans or stock purchase or ownership plans as well as through public offerings. We cannot predict the size of future issuances of our common stock, or the effect, if any, that future issuances and sales of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect the prevailing market price of our common stock.

The market price of our common stock may fall or rise during the period between a request for sale, its receipt by the Plan Administrator and the ultimate sale in the open market.

Selling participants should be aware that the price of our common stock may fall or rise during the period between a request for sale, its receipt by the Plan Administrator and the ultimate sale in the open market. You alone bear the risk that the price may fall or rise during these periods. Therefore, you should evaluate these possibilities when deciding whether and when to sell any shares through the plan.

The market price of our common stock is uncertain and may fluctuate significantly, and you could lose all or part of your investment.

Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for them. We cannot predict whether the market price of our common stock will rise or fall. Numerous factors influence the trading price of our common stock. These factors may include changes in our financial condition, results of operations and prospects, legal and administrative proceedings and political, economic, financial and other global and national factors that can affect the capital markets generally, the stock exchanges on which our common stock is traded and our business segments.

Risks Related to Our Corporate Structure and Regulatory Matters

Our charter and bylaws and Idaho law could delay or prevent a change in control that you may favor.

The terms of some of the provisions in our articles of incorporation and bylaws and provisions of Idaho law could delay or prevent a change in control that you may favor or may impede the ability of the holders of our common stock to change our management. In particular, the provisions of our articles of incorporation and bylaws:

•authorize our board of directors to issue up to 20,000,000 shares of preferred stock in one or more series without further action by shareholders;

•limit the shareholders’ right to remove directors, fill vacancies and increase or reduce the number of directors;

•regulate how shareholders may present proposals or nominate directors for election at shareholders’ meetings; and

•require a supermajority vote of shareholders to amend certain provisions.

We are subject to the provisions of the Idaho Control Share Acquisition Act and the Idaho Business Combination Act. The Idaho Control Share Acquisition Act is designed to protect minority shareholders if someone acquires 20% or more of our voting stock. An acquiring person must disclose to us its identity, acquisition plans and financing. The acquiring person cannot vote a number of shares exceeding the applicable percentages, unless two-thirds of the outstanding voting stock, excluding shares owned by the acquiring person, approves of such voting power. The Idaho Business Combination Act prohibits us from engaging in certain business combinations with a person who owns 10% or more of our outstanding voting stock for three years after that person acquired the shares, unless our board of directors approved of the business combination or the acquisition in advance.

Statutory and regulatory factors will limit another party’s ability to acquire us and could deprive you of the opportunity to gain a takeover premium for your shares of common stock.

Even if our board of directors favors a sale of the company, a sale would require approval of a number of federal and state regulatory agencies, including the Federal Energy Regulatory Commission, the Idaho Public Utilities Commission, the Oregon Public Utility Commission and the Wyoming Public Service Commission. The approval process could be lengthy and the outcome uncertain, which may deter otherwise interested parties from proposing or attempting a business combination. These regulatory constraints may result in a limited number of potential buyers.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the additional information described under the heading “Where You Can Find More Information” may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), which are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, future events or performance, often, but not always, through the use of words or phrases such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “potential,” “plans,” “predicts,” “preliminary,” “projects,” “targets,” “may,” “may result,” “may continue,” or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance, involve estimates, assumptions, risks, and uncertainties, and may differ materially from actual results, performance, or outcomes. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward- looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include those factors discussed in our filings with the SEC, including the Form 10-K, the Forms 10-Q and the Forms 8-K incorporated by reference in this prospectus, and we refer you to those reports for further information, as well as the following important factors:

•decisions by the Idaho and Oregon public utilities commissions and the Federal Energy Regulatory Commission that impact Idaho Power's ability to recover costs and earn a return on investment;

•changes to or the elimination of Idaho Power's regulatory cost recovery mechanisms;

•expenses and risks associated with capital expenditures for, and the permitting and construction of, utility infrastructure projects that Idaho Power may be unable to complete or that may not be deemed prudent by regulators for cost recovery or return on investment;

•expenses and risks associated with supplier and contractor delays and failure to satisfy project quality and performance standards, on utility infrastructure projects and the potential impacts of those delays and failures on Idaho Power's ability to serve customers;

•power demand exceeding supply, and the rapid addition of new industrial and commercial customer load and the volatility of such new load demand, resulting in increased costs for purchasing energy and capacity in the market, if available, or acquiring or constructing additional generation and transmission resources, and battery storage facilities;

•impacts of economic conditions, including an inflationary or recessionary environment and increasing interest rates, on items such as operations and capital investments, supply costs and delivery delays, supply scarcity and shortages, population growth or decline in Idaho Power's service area, changes in customer demand for electricity, revenue from sales of excess power, credit quality of counterparties and suppliers and their ability to meet financial and operational commitments, and collection of receivables;

•changes in residential, commercial, and industrial growth and demographic patterns within Idaho Power's service area, and the associated impacts on loads and load growth;

•employee workforce factors, including the operational and financial costs of unionization or the attempt to unionize all or part of the companies’ workforce, the cost and ability to attract and retain skilled workers and third-party contractors and suppliers, the cost of living and the related impact on recruiting employees, and the ability to adjust to fluctuations in labor costs;

•changes in, failure to comply with, and costs of compliance with laws, regulations, policies, and orders including those relating to reliability and security, the environment, climate change, natural resources, and threatened and endangered species, and associated mitigation requirements, which may result in penalties and fines, increase compliance and operational costs, and impact recovery associated with increased costs through rates;

•abnormal or severe weather conditions (including conditions and events associated with climate change), wildfires, droughts, earthquakes, and other natural phenomena and natural disasters, which affect customer sales, hydropower generation, repair costs, service interruptions, liability for damage caused by utility property, and the availability and cost of fuel for generation plants or purchased power to serve customers;

•advancement of self-generation, energy storage, energy efficiency, alternative energy sources, and other technologies that may reduce Idaho Power's sale or delivery of electric power or introduce operational vulnerabilities to the power grid;

•variable hydrological conditions and over-appropriation of surface and groundwater in the Snake River Basin, which may impact the amount of power generated by Idaho Power's hydropower facilities;

•ability to acquire fuel, power, equipment, and transmission capacity on reasonable terms and prices, particularly in the event of unanticipated or abnormally high resource demands, price volatility, lack of physical availability, transportation constraints, outages due to maintenance or repairs to generation or transmission facilities, disruptions in the supply chain, or credit quality or lack of counterparty and supplier credit;

•disruptions or outages of Idaho Power's generation or transmission systems or of any interconnected transmission systems, which can result in liability for Idaho Power, increase power supply costs and repair expenses, and reduce revenues;

•accidents, electrical contacts, fires (either affecting or caused by Idaho Power facilities or infrastructure), explosions, infrastructure failures, general system damage or dysfunction, and other unplanned events that may occur while operating and maintaining assets, which can cause unplanned outages; reduce generating output; damage company assets, operations, or reputation; subject Idaho Power to third-party claims for property damage, personal injury, or loss of life; or result in the imposition of fines and penalties;

•acts or threats of terrorist incidents, acts of war, social unrest, cyber or physical security attacks, and other malicious acts of individuals or groups seeking to disrupt Idaho Power's operations or the electric power grid or compromise data, or the disruption or damage to the companies’ business, operations, or reputation resulting from such events;

•increased purchased power costs and operational and reliability challenges associated with purchasing and integrating intermittent renewable energy sources into Idaho Power's resource portfolio;

•Idaho Power’s concentration in one industry and one region, and the resulting exposure to regional economic conditions and regional legislation and regulation;

•changes in tax laws or related regulations or interpretations of applicable laws or regulations by federal, state, or local taxing jurisdictions, and the availability of tax credits;

•inability to timely obtain and the cost of obtaining and complying with required governmental permits and approvals, licenses, rights-of-way, and siting for transmission and generation projects and hydropower facilities;

•ability to obtain debt and equity financing or refinance existing debt when necessary and on satisfactory terms, which can be affected by factors such as credit ratings, reputational harm, volatility or disruptions in the financial markets, interest rate fluctuations, decisions by the Idaho or Oregon public utility commissions, and the companies' past or projected financial performance;

•ability to enter into financial and physical commodity hedges with creditworthy counterparties to manage price and commodity risk for fuel, power, and transmission, and the failure of any such risk management and hedging strategies to work as intended, and the potential losses the companies may incur on those hedges, which can be affected by factors such as the volume of hedging transactions and degree of price volatility;

•changes in actuarial assumptions, changes in interest rates, increasing health care costs, and the actual and projected return on plan assets for pension and other post-retirement plans, which can affect future pension and other postretirement plan funding obligations, costs, and liabilities and the companies' cash flows;

•remediation costs associated with planned exits from participation in Idaho Power's co-owned coal plants;

•ability to continue to pay dividends and achieve target dividend payout ratios based on financial performance, capital requirements, contractual covenants and restrictions, and regulatory limitations, and in light of credit rating considerations; and

•adoption of or changes in accounting policies and principles, changes in accounting estimates, and new Securities and Exchange Commission (“SEC”) or New York Stock Exchange requirements or new interpretations of existing requirements.

Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. We disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law. The forward-looking statements in this prospectus, any prospectus supplement, and the documents incorporated by reference in this prospectus are qualified in their entirety by the preceding cautionary statements.

ABOUT IDACORP

We are a holding company incorporated in 1998 under the laws of the state of Idaho. Our principal operating subsidiary is Idaho Power Company (“Idaho Power”). We are subject to the provisions of the Public Utility Holding Company Act of 2005, which provides the Federal Energy Regulatory Commission (“FERC”) and state utility regulatory commissions with access to books and records and imposes record retention and reporting requirements on us.
Idaho Power was incorporated under the laws of the state of Idaho in 1989 as the successor to a Maine corporation that was organized in 1915 and began operations in 1916. Idaho Power is an electric utility engaged in the generation, transmission, distribution, sale, and purchase of electric energy and capacity and is regulated by the state regulatory commissions of Idaho and Oregon and by the FERC. Idaho Power is the parent of Idaho Energy Resources Co., a joint venturer in Bridger Coal Company, which mines and supplies coal to the Jim Bridger power plant owned in part by Idaho Power. Idaho Power's utility operations constitute nearly all of our current business operations.
Our other notable subsidiaries include IDACORP Financial Services, Inc., an investor in affordable housing and other real estate tax credit investments, and Ida-West Energy Company, an operator of small hydropower generation projects that satisfy the requirements of the Public Utility Regulatory Policies Act of 1978.

Our and Idaho Power’s principal executive offices are located at 1221 W. Idaho Street, Boise, Idaho 83702, and the telephone number is (208) 388-2200.

For additional information concerning our business and affairs, including our capital requirements and external financing arrangements, and pending legal and regulatory proceedings, including descriptions of those laws and regulations to which we are subject, prospective purchasers should refer to the documents incorporated by reference into this prospectus, as described in the section entitled “Where You Can Find More Information.”

THE PLAN

The following questions and answers explain and constitute the governing document for the plan.

The plan amends and restates in its entirety our prior Dividend Reinvestment and Stock Purchase Plan. Current participants will automatically continue to participate in the plan as set forth below.

The provisions of the plan, in effect as of the date of this prospectus, are set forth below. Shareholders who do not elect to participate in the plan will receive cash dividends, as declared and paid in the usual manner.

Purpose of the Plan

What is the purpose of the plan?

The purpose of the plan is to provide our common shareholders, Idaho Power Company residential customers and other investors with a convenient and economical method of investing in our common stock.

Eligibility

Who is eligible to participate in the plan?

Any interested investor is eligible to participate in the plan. However, regulations in certain countries may limit or prohibit participation in the plan. If you reside outside the United States and wish to participate in the plan, then you should first determine whether you are subject to any governmental regulations prohibiting your participation.

Advantages and Disadvantages

What are the advantages of the plan?

•The plan provides participants with a simple and regular method of purchasing our common stock.

•Because the plan provides for aggregated purchases of our common stock, brokerage commissions on purchases of shares on the open market should be lower than commissions you would ordinarily pay if you purchased shares directly.

•You will not receive any certificates for shares of common stock you purchase under the plan. This relieves you of the responsibility for the safekeeping of multiple certificates and protects you against loss, theft or destruction of stock certificates.

•You may send your certificated shares of IDACORP common stock to the Plan Administrator (defined below) for safekeeping. These shares will participate in the plan. You may also convert your certificated shares to uncertificated form through our direct registration system. See the procedures set forth in “Direct Registration” below.

•Each quarter, or more frequently if you make optional cash payments or request a plan transaction, you will receive a statement of your plan account, providing a simplified method of record keeping.

•Full investment of funds is possible under the plan because it permits fractions of shares, as well as full shares, to be credited to your plan account, and dividends are calculated on both full and fractional shares.

•You may execute certain transactions online at shareowneronline.com or over the telephone, if you have authorized automated privileges for your account.

What are the disadvantages of the plan?

Before deciding whether to participate in the plan, you should consider the following disadvantages of the plan:

•You will not be able to time precisely your purchases through the plan and will bear the market risk associated with fluctuations in the price of our common stock pending investment of funds under the plan.

•You will not earn interest on funds held pending their investment.

•Your investment of cash dividends generally will result in your being treated for U.S. federal income tax purposes as having received a dividend on the dividend payment date, to the extent of our earnings and profits. You may have to pay income tax on the dividend even though the dividend is reinvested and does not provide cash to pay the tax.

•You will not know the actual number of shares of common stock bought for your account until after the applicable investment period.

•Because the Plan Administrator will buy shares of common stock for your account at an average price per share, the price paid for your shares on any date may be greater than the price at which shares of our common stock are then trading.

•Sales of shares of common stock held in your plan account may be delayed. You will bear the market risk pending sale of your shares pursuant to the plan.

•You may not pledge shares of common stock credited to your plan account unless you withdraw such shares from the plan.

•Plan accounts are not insured by the Securities Investor Protection Corporation, the Federal Deposit Insurance Corporation or any other entity.

Administration

Who administers the plan?

Equiniti Trust Company, LLC, which we refer to in this prospectus as “EQ Shareowner Services” or the “Plan Administrator,” administers the plan. The Plan Administrator is responsible for:

•enrolling new participants in the plan;

•reinvesting dividends;

•processing optional cash payments;

•processing share sale requests;

•depositing and safekeeping plan shares;

•keeping records;

•processing requests to move shares into direct registration; and

•issuing account statements.

The Plan Administrator is also responsible for purchasing and selling shares of common stock for participants’ plan accounts, including the selection of the broker who makes the purchases and sales. We have no control over the times or prices at which the Plan Administrator effects transactions in the open market or the selection of the broker used by the Plan Administrator to effect open market transactions.

You may obtain information about the plan, the Plan Administrator or your plan account by contacting the Plan Administrator online, by telephone or in writing, as follows:

Internet: shareowneronline.com

Available 24 hours a day, 7 days a week for access to your account information and answers for many common questions and general inquiries.

Email: Log in to your account at shareowneronline.com and select “Contact Us.”

Telephone: 1-800-565-7890 Toll-Free | 651-450-4064 outside the United States

Customer Care Specialists are available Monday through Friday, from 7:00 a.m. to 7:00 p.m. Central Time.

You may also access your account information 24 hours a day, 7 days a week using the Plan Administrator's automated voice response system.

Written correspondence and deposit of certificated shares*:
EQ Shareowner Services
P.O. Box 64856
St. Paul, MN 55164-0856

*If sending in a certificate for deposit, see “Certificate Deposit Information.”

Certified and overnight delivery:
EQ Shareowner Services
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4100

When communicating with the Plan Administrator about an existing account, you should provide your name, account number and a daytime telephone number. Be sure also to refer to “IDACORP, Inc.”

The Plan Administrator reserves the right to resign at any time upon reasonable notice to us, and we reserve the right to replace the Plan Administrator upon reasonable notice.

Account Forms

What forms do I use to enroll in the plan, make changes to my plan account or request transactions?

To enroll in the plan, make changes to your plan account or request transactions, you should complete the appropriate account form and return it to the Plan Administrator. We explain the different forms below. You may download the forms at shareowneronline.com or obtain these account forms by contacting the Plan Administrator by telephone. You should return all forms to the Plan Administrator. You may conduct certain transactions online at shareowneronline.com or by telephone without using these account forms. See “Account Access” below.

Account Authorization Form. An Account Authorization Form is used to enroll in the plan and, at the time of enrollment, select a dividend reinvestment option and, if you choose, authorize automatic withdrawals and/or authorize automated account access. Once you have enrolled in the plan, you may use the Account Authorization Form to:

• establish, change or terminate automatic withdrawals;

•change your address on record;

•make or change dividend reinvestment elections; and

•authorize automated requests.

Transaction Request Form. A Transaction Request Form is used to make optional cash payments, sell plan shares, deposit share certificates, request shares be issued into direct registration, and terminate participation in the plan. A Transaction Request Form is attached to each account statement mailed to participants.

Direct Deposit of Dividends Authorization Form. You may use a Direct Deposit of Dividends Authorization Form or sign up online to authorize the direct deposit of cash dividends that are not being reinvested to your bank account. Follow the instructions on shareowneronline.com to authorize direct deposit. In the alternative, simply complete a Direct Deposit of Dividends Authorization Form and return it to the Plan Administrator along with a voided check, for deposits to a checking account, or savings deposit slip, for deposits to a savings account, and we will begin depositing dividend funds directly to your account. If your stock is jointly owned, please ensure that all registered owners sign the form.

Stock Power Form. A Stock Power Form is used to transfer ownership, gift your shares or request a name change. A Stock Power Form, along with instructions, can be accessed and printed through shareowneronline.com. Please note that you must obtain a Medallion Signature Guarantee for any transfer of shares.

Enrollment

How do I enroll in the plan?

If you are an existing registered shareowner. If your shares are currently registered in your name with IDACORP, not held on your behalf by your broker or bank in their name (“street name”), you can enroll through shareowneronline.com or by submitting an Account Authorization Form by mail.

If you are a new investor. If you do not already own IDACORP shares registered in your name, you can enroll in the plan by submitting a completed Account Authorization Form along with a payment for your initial investment plus an enrollment fee. You may enroll through shareowneronline.com and authorize an automatic withdrawal from your bank account or through the mail by sending the Account Authorization Form along with a check.

If you own shares in street name. If you currently own shares of IDACORP common stock that are held on your behalf by a bank or broker (in “street name”), you can instruct the bank or broker to transfer at least one share to a book-entry Direct Registration Shares (“DRS”) account registered in your name. Once the process is complete, you will receive a statement showing the deposit of shares to book-entry DRS. Upon receipt of the statement, you can enroll in the plan as an existing registered shareowner.

Are there any additional enrollment requirements for investors who are not already common shareholders?

Yes. If you are not a common shareholder of record, you must make an initial investment and pay an enrollment fee in order to enroll in the plan. The size of the initial investment depends on whether or not you are a residential customer of Idaho Power Company. If you are a residential customer of Idaho Power Company, you may enroll by sending the Plan Administrator a completed Account Authorization Form along with a check for at least $25 but not more than $20,000, plus the enrollment fee.

If you are not an Idaho Power Company residential customer, you may enroll by sending the Plan Administrator a completed Account Authorization Form along with a check for at least $200 but not more than $20,000, plus the enrollment fee. If you authorize automatic withdrawals from a bank account, we will waive the initial investment. For more information about automatic withdrawals, please see “Optional Cash Payments.”

The Plan Administrator will make every effort to process your investment in the next investment period, provided that it receives the funds no later than one business day prior to the investment period. Otherwise, the Plan Administrator holds cash for investment in the following investment period. See “Optional Cash Payments” for information about sending checks to the Plan Administrator.

Dividend Reinvestment

How does dividend reinvestment work?

The Plan Administrator will reinvest dividends on shares held in your plan account, including any shares that you deposit for safekeeping. When you enroll in the Plan, you may select the option to automatically reinvest your dividend. If you do not select an option, the Plan Administrator will default your choice to full reinvestment. You have the following investment options on shares registered in your name:

•Full Dividend Reinvestment. All cash dividends payable on shares held in the plan, along with any shares held in physical certificate form or through DRS, will be used to purchase additional shares. The participant will not receive cash dividends from IDACORP; instead, all dividends will be reinvested. Whole and fractional shares will be allocated to the plan account. (RD)

•Partial Dividend Reinvestment by Shares. A participant may elect to reinvest a portion of the dividend by shares and receive the remainder in cash. The number of partial shares elected will be applied to the total shares held in the plan, along with any shares held in physical certificate form or held through book-entry DRS. The cash portion of dividends will be sent by check unless the participant has elected to have those dividends deposited directly to a designated bank account. (RP)

•Partial Dividend Reinvestment by Percentage. A participant may elect to reinvest a portion of the dividend by percentage and receive the remainder in cash. The percentage elected will be applied to the total shares held in the plan, along with any shares held in physical certificate form or held through book-entry DRS. A participant may elect percentages from 10%-90%, in increments of 10%. The cash portion of dividends will be sent by check unless the participant has elected to have those dividends deposited directly to a designated bank account. (RX%)

 An example of partial reinvestment by percentage: A participant has a total of 150 shares; 120 shares are held in the plan, 15 shares are held in physical certificate form, and 15 shares are held in book-entry DRS. The participant chooses to have 50% of the total dividend reinvested. This will equate to 75 shares having dividends reinvested and 75 shares having dividends paid in cash.

•Optional Cash Payments Only. A participant will be paid cash for the shares held in physical certificate form or held through book-entry DRS. All shares held in the plan will be reinvested. The cash portion of dividends will be sent by check unless the participant has elected to have those dividends deposited directly to a designated bank account. (RV)

Does it matter whether I hold shares in certificate form or through direct registration?

No. If you elect full dividend reinvestment, dividends on your shares, whether held in certificate form or through direct registration, will be reinvested. If you elect partial dividend reinvestment, dividends on the number of shares you specify will be reinvested.

When will dividend reinvestment begin?

If the Plan Administrator receives your properly completed Account Authorization Form at least one business day before the record date for a dividend, the Plan Administrator will begin reinvestment with that dividend.

May I have cash dividends that are not being reinvested deposited directly into my bank account?

Yes, you may have cash dividends that are not being reinvested deposited directly to your bank account. Follow the instructions on shareowneronline.com to authorize direct deposit. In the alternative, simply complete a Direct Deposit of Dividends Authorization Form and return it to the Plan Administrator along with a voided check, for deposits to a checking account, or savings deposit slip, for deposits to a savings account, and we will begin depositing dividend funds directly to your account. If your stock is jointly owned, please ensure that all registered owners sign the form. You may obtain a Direct Deposit of Dividends Authorization Form by contacting the Plan Administrator.

Optional Cash Payments

How do I make optional cash payments?

After enrolling in the plan, you may make optional cash payments by authorizing automatic withdrawals from your bank account or by sending a check to the Plan Administrator at any time. You may vary your optional cash payments from a minimum of $25 per transaction up to a maximum of $20,000 per month.

Optional Cash Payment by Check. When making optional cash payments by check, you must include a completed Transaction Request Form. The Plan Administrator attaches Transaction Request Forms to your account statements. You may also obtain Transaction Request Forms by contacting the Plan Administrator.

You should make your check payable to “EQ Shareowner Services” and include your account number on your check. Be sure also to refer to “IDACORP, Inc.” on the face of the check. You should mail your check directly to the Plan Administrator at the address set forth above under “Administration.” Do not mail checks to IDACORP, Inc. The Plan Administrator will not accept cash, money orders, traveler’s checks or third party checks. Your check must be in U.S. dollars and drawn on a United States or Canadian financial institution. If you live outside the United States, contact your bank to verify that they can provide you with a check that clears through a United States or Canadian financial institution and can print the dollar amount in

U.S. funds. Due to the longer clearance period, the Plan Administrator is unable to accept checks through a non-United States bank.

The Plan Administrator will make every effort to process your payment in the next investment period. If the Plan Administrator receives the payment at least one business day before the dividend payment date or, in any month in which dividends are not paid, one business day before the 25th day of the month or, if the 25th day of the month is not a trading day, the next business day, the payment will be invested during the next investment period. Otherwise, the Plan Administrator holds cash payments for investment in the following investment period.

You will not earn interest on any cash payments held pending their investment into common stock.

You may obtain a refund of any cash payment upon request if the Plan Administrator receives the request on or before the second business day prior to the date on which it is to be invested. However, the Plan Administrator will not make any refunds until it has actually collected the funds from your check.

Optional Cash Payment by Automatic Withdrawal. You may set up automatic withdrawal from a designated bank account. The request may be submitted online, by telephone or by sending an Account Authorization Form by mail (see “Administration” above). Requests are processed and become effective as promptly as administratively possible. Once the automatic withdrawal is initiated, funds will be debited from the participant’s designated bank account four business days before the beginning of the next investment period. Changes or a discontinuation of automatic withdrawals can be made online, by telephone or by using the Transaction Request Form attached to the participant’s statement. To be effective with respect to a particular investment date, a change request must be received by the Plan Administrator at least 15 trading days prior to the investment date.

You will not receive confirmation of the transfer of funds other than as reflected in your quarterly plan account and in your bank account statements.

Uncollected Optional Cash Payments. In the event that any check or any automatic withdrawal is returned unpaid for any reason, the Plan Administrator will consider the request for investment of such money null and void and shall immediately remove from the participant’s account shares, if any, purchased upon the prior credit of such money. The Plan Administrator shall then be entitled to sell these shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Plan Administrator shall be entitled to sell additional shares from the participant’s account to satisfy the uncollected balance. The Plan Administrator will also charge a returned funds fee for an optional cash payment returned unpaid for any reason, whether the investment was made by check or by attempted automatic withdrawal from a bank account. This fee will be collected by the Plan Administrator through the sale of the number of shares necessary to satisfy the fee from the participant’s plan account.

Investment of Pending Optional Cash Payments. Participants will not earn interest on funds held by the Plan Administrator. During the period that an optional cash investment is pending, the collected funds in the possession of the Plan Administrator may be invested in certain Permitted Investments. For purposes of the plan, “Permitted Investments” shall mean the Plan Administrator may hold the funds uninvested or invested in select Wells Fargo deposit products. The risk of any loss from such Permitted Investments shall be the responsibility of the Plan Administrator. Investment income from such Permitted Investments shall be retained by the Plan Administrator.

Changing Your Investment Options

May I change my investment options under the plan?

Yes, you may change your investment options at any time online at shareowneronline.com or by contacting the Plan Administrator by telephone or completing and returning an Account Authorization Form.

Investment Period – Source of Shares – Purchase Price

When will funds be invested under the plan?

The Plan Administrator will invest funds monthly under the plan as follows:

Reinvested Dividends:

Type of Purchase	Investment Period

Original issue stock	On the dividend payment date for the common stock – generally the 28th day of February and the 30th day of May, August and November.

Open market purchases	Within 30 days after the dividend payment date. The Plan Administrator will determine the exact time of open market purchases.

Initial Investments and Optional Cash Payments:

Type of Purchase	Investment Period

Original issue stock	On the dividend payment date for the common stock – generally the 28th day of February and the 30th day of May, August and November, and on the 25th day of the month in any month in which we do not pay dividends. If the 25th day of the month is not a trading day, on the following trading day.

Open market purchases	Within 30 days after the dividend payment date or the 25th day of the month in any month in which we do not pay dividends. If the 25th day of the month is not a trading day, on the following trading day. The Plan Administrator will determine the exact time of open market purchases.

If for any reason purchases are not made within 35 days, the Plan Administrator will return your uninvested funds to you. You will not earn any interest on funds held for investment by the Plan Administrator.

What are the sources of common stock for the plan?

We decide on the source of common stock for the plan. If we choose open market stock, the Plan Administrator will purchase common stock on the open market. Our common stock is currently listed on the New York Stock Exchange. If we use original issue or treasury stock for the plan, the Plan Administrator will purchase the common stock from us. Subject to certain limitations, the Plan Administrator has full discretion regarding open market purchases. This discretion includes, but is not limited to, determining:

•the number of shares, if any, to be purchased on any day;

•the time of day to purchase shares;

•the price paid for such shares;

•the markets on which such shares are purchased, including on any securities exchange, on the over-the-counter market or in negotiated transactions; and

•the persons, including other brokers, through whom such purchases are made.

The Plan Administrator, in its sole discretion, has the right to purchase original issue stock directly from us if the Plan Administrator cannot make all necessary open market purchases within the investment period. The Plan Administrator has this right even if we have directed that the shares be purchased in the open market.

How many shares will be purchased for me?

The number of shares purchased will depend on the dollar amount you are investing and the price of the common stock. The Plan Administrator will credit your plan account with the number of shares, computed to three decimal places, equal to the total dollar amount invested, less brokerage commissions, divided by the weighted average price per share paid to buy the shares. You may not direct the Plan Administrator to purchase a specific number of shares.

What is the price of common stock purchased under the plan?

The price of common stock purchased on the open market will be the weighted average price, including brokerage commissions, paid by the Plan Administrator to buy the stock during that investment period. The price of common stock purchased directly from us will be the average of the reported high and low sales prices as reported on the consolidated transaction reporting system on the date of purchase.

Expenses to Participants

Although we pay all costs of administering the plan, you will incur fees and expenses in connection with purchases and sales for your plan account, as follows:

Investment Summary:
Minimum cash investments
Minimum one-time initial purchase for new investors –
Not a residential customer of Idaho Power	$200.00
Minimum one-time initial purchase for new investors –
Residential customer of Idaho Power	$25.00
Minimum one-time optional cash purchase	$25.00
Minimum recurring automatic investments	$25.00
Maximum monthly investment	$20,000.00

Fees:
Investment fees
Initial enrollment (new investors only)	$15.00
Dividend reinvestment	Company Paid
Check investment	Company Paid
One-time automatic investment	Company Paid
Recurring automatic investment	Company Paid
Dividend purchase trading commission per share	$0.06
Optional cash purchase trading commission per share	$0.06

Sales fees
Batch Order	$15.00
Market Order	$25.00
Limit Order per transaction (Day/GTD/GTC)	$30.00
Stop Order	$30.00
Sale trading commission per share	$0.12
Direct deposit of sale proceeds	$5.00

Other fees
Certificate deposit	Company Paid
Returned check / Rejected automatic bank withdrawals	$35.00 per item
Prior year duplicate statements	$20.00 per year

Deposit of Certificates

May I deposit certificated shares in my plan account?

Yes, you may, at no cost to you, deposit into your plan account certificates representing shares of our common stock, whether or not the shares were acquired under the plan. Share certificates deposited with the Plan Administrator are credited to your plan account and are treated as if acquired under the plan, with all dividends being reinvested. You are responsible for maintaining your own records on the cost basis of certificated shares deposited with the Plan Administrator.

To do so, send your certificates to the Plan Administrator accompanied by the Transaction Request Form attached to your account statement. Do not endorse the certificates or complete the assignment section on the back of the certificates. We recommend that you use registered mail to send your certificates to the Plan Administrator, insuring the certificates for 5% of the current market value of the stock represented thereby. In any case, you bear the full risk of loss, regardless of the method used to deliver the certificates to the Plan Administrator, in the event the certificates are lost.

Depositing shares into your plan account is different from direct registration. In direct registration, your shares are not part of the plan and dividends are not reinvested, unless you indicate that you want your shares to participate in the plan.

Share Transfers and Gifts

May I transfer plan shares to another person?

Yes, you may transfer plan shares to another person, subject to compliance with applicable laws. To do this, you must complete and sign a Stock Power Form and return the completed executed Stock Power Form to the Plan Administrator. Your signature on the stock power must be medallion guaranteed by an eligible financial institution. You may obtain a Stock Power Form online at shareowneronline.com or by contacting the Plan Administrator by telephone. For further instructions relating to the transfer of plan shares to another person, contact the Plan Administrator.

May I purchase shares for others?

Yes, you may purchase shares of common stock for others by making cash payments on their behalf. If the recipient is not already a participant in the plan, you must have the recipient complete an Account Authorization Form and submit the completed form and the following to the Plan Administrator:

•an enrollment fee; and

•an initial investment of $25 if the recipient is a residential customer of Idaho Power Company; or

•an initial investment of $200 if the recipient is not a residential customer of Idaho Power Company.

If the recipient is already a participant in the plan, you may submit a check of at least $25 with the recipient’s account number and name on it. Be sure to refer to “IDACORP, Inc.” on the face of the check.

Selling and Withdrawing Shares

How may I sell shares held in my plan account?

You may sell shares held in your plan account at any time. You may place sale orders online, by telephone or through the mail, to the extent noted below. You may instruct the Plan Administrator to sell shares under the plan through a Batch Order, Market Order, Day Limit Order, Good-’Til-Date/Canceled Limit Order or Stop Order, which are described below.

•Batch Order (online, telephone, mail) – Requests to sell shares are aggregated and the total of all shares are sold on the open market. Batch Order sale requests will be completed by the Plan Administrator within five business days (except where deferral is necessary under state or federal regulations). The price per share sold will not be known until the sales are completed and will always be the weighted- average price for all shares sold for the plan on the trade date. Once entered, a Batch Order cannot be canceled by the participant.

•Market Order (online or telephone) – During market hours, sale requests will be promptly submitted by the Plan Administrator to a broker. The sale will be at the prevailing market price when the trade is executed. Once entered, a Market Order request cannot be canceled. Sale requests submitted near the close of the market may be executed on the next trading day, along with other requests received after market close.

•Day Limit Order (online or telephone) – Sale requests for a Day Limit Order will be promptly submitted by the Plan Administrator to a broker. The sale will be executed when and if the stock reaches or exceeds the specified price on the day the order was placed. The request will be automatically canceled if the price is not met by the end of the trading day. If you submit a Day Limit Order when the market is closed, your order will be processed on the next business day. Once entered, a Day Limit Order cannot be canceled by the participant. Depending on the number of shares being sold and current trading volumes, the order may only be partially filled and the remainder of the order cancelled.

•Good-’Til -Date/Canceled (GTD/GTC) Limit Order (online or telephone) – Requests to sell shares with a GTD and GTC Limit Order will be promptly submitted by the Plan Administrator to a broker. The sale will be executed when and if the stock reaches or exceeds the specified price during the period specified in the order. GTC orders expire after 90 days if the order does not specify a shorter period. The request is automatically canceled if the price is not met by the end of the order period. The unfilled portion of an order also may be canceled by the applicable stock exchange or by the participant prior to the termination or cancellation date specified in the order.

•Stop Order (online or telephone) – Requests to sell shares will be promptly submitted by the Plan Administrator to a broker for a Stop Order. The sale will be executed when the stock reaches a specified price, at which time the order becomes a Market Order and the sale will be at the prevailing market price when the trade is executed. The price specified in the order must be below the current market price.

Please note that IDACORP’s share price may fluctuate between the time your sale request is received and the time the sale is completed on the open market.

Requests received by mail will be processed as a Batch Order. When submitting a written request, please include your name and account number and reference “IDACORP, Inc.” Also, please remember to sign your name as it appears on your account whenever you submit written instructions to the Plan Administrator. All registered owners must sign.

IDACORP’s Insider Trading and Transactions in Company Securities Standard prohibits trading in IDACORP’s common stock if the shareholder or the potential shareholder is an officer, employee, or director of IDACORP (together with certain other covered individuals) and is in possession of material, non-public information about IDACORP, with very limited exceptions (generally relating to programmatic trading pursuant to authorized Rule 10b5-1 trading plans). Share sales by directors, officers, employees, and other covered individuals must be made in compliance with IDACORP’s Insider Trading and Transactions in Company Securities Standard.

Additional Terms and Conditions for Selling Shares

Sales are usually made through a broker, who will receive brokerage commissions. The Plan Administrator is authorized, in its sole discretion, to choose any broker to make sales of plan shares. The Plan Administrator will furnish you the name of the registered broker used to sell your shares within a reasonable time upon written request. Typically, the shares are sold through the New York Stock Exchange.

Depending on the number of shares to be sold and the current trading volume, sale transactions may be completed in multiple transactions and over the course of more than one day (except in the case of a Day Limit Order). All sales are subject to market conditions, system availability, restrictions and other factors. The actual sale date, time or price received for any shares sold through the plan cannot be guaranteed. IDACORP’s share price may fluctuate between the time the sale request is received and the time the sale is completed on the open market. The Plan Administrator will not be liable for any claim arising out of a failure to sell stock on a certain date or at a specific price. You bear this risk by participating in the plan, and you should evaluate and monitor this risk.

Sales proceeds will be net of any fees to be paid by the participant. The Plan Administrator will deduct any fees or applicable tax withholding from the sale proceeds. Sales processed on accounts without a valid Form W-9 for U.S. participants or Form W-8BEN for non-U.S. participants will be subject to federal backup withholding. This withholding can be avoided by furnishing the appropriate and valid form prior to the sale. Forms are available online at shareowneronline.com.

A check for the proceeds of the sale of shares (in U.S. dollars), less applicable taxes and fees, will be mailed by first class mail as soon as administratively possible after the settlement date. If you submit a request to sell all or part of your plan shares, and you request that the net proceeds be deposited electronically into a checking or savings account, you must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If you are unable to provide a voided check or deposit slip, your written electronic deposit request must include a medallion signature guarantee from an eligible financial institution. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be processed (although the sale will be completed as described above), and the Plan Administrator will issue a check for the net sale proceeds.

A participant who wishes to sell shares currently held in certificate form may send them in for deposit to the Plan Administrator and then may proceed with the sale. To sell shares through a broker of your choice, you may request the broker to transfer shares electronically from your plan account to your brokerage account.

May I withdraw shares from my plan account without terminating participation in the plan?

Yes, you may withdraw any number of whole shares held in your plan account at any time. You may request a withdrawal by completing a Transaction Request Form and returning it to the Plan Administrator. Requests can be submitted through shareowneronline.com, over the telephone and by mail. The Plan Administrator will transfer your whole plan shares into your direct registration account and issue a direct registration statement to you. For more information, see “Direct Registration.”

What happens when I sell or transfer all of the shares registered in my name?

If you sell all the shares in your account, or if you hold less than one full share in your account, the Plan Administrator may terminate your participation in the plan. If you sell fewer than all the shares, you will continue to participate in the plan unless you inform the Plan Administrator of your desire to stop participating. If you transfer all shares of common stock registered in your name into a new registration, the Plan Administrator will not automatically transfer the plan account to the new registration. You must contact the Plan Administrator to request a transfer of plan shares.

Termination of Participation

When and how may I close my plan account?

Your participation in the plan is entirely voluntary. You may terminate your participation at any time by submitting a written request to the Plan Administrator, which must include your name, account number and a reference to “IDACORP, Inc.” You may also terminate your participation in the plan by telephone.

The Plan Administrator will process termination requests promptly. If the Plan Administrator receives your termination request on or after the dividend record date but before the dividend payment date, the Plan Administrator will process your termination request as soon as administratively possible and mail a separate dividend check to you. We will not reinvest any future dividends unless you re-enroll in the plan.

In addition, the Plan Administrator must receive requests to terminate automatic withdrawals from a bank account at least fifteen (15) business days prior to the beginning of the next investment period in order for the request to become effective before the next optional cash payment.

Upon termination of your participation in the plan, unless you have requested that some or all plan shares be sold, the Plan Administrator will transfer your whole plan shares to your direct registration account and issue a direct registration statement to you. The Plan Administrator will also issue you a check for any fractional share, less any applicable brokerage commissions and service fees. For more information, see “Direct Registration.”

If you so request, the Plan Administrator will sell some or all plan shares on your behalf. After settlement of the sale, the Plan Administrator will send you a check for the proceeds from the sale, less any applicable brokerage commissions and service fees.

The Plan Administrator reserves the right to terminate participation in the Plan if a participant does not have at least one whole share in the Plan. Upon any such termination, the participant will receive the cash proceeds from the sale of any fractional share, less any service fee and brokerage commission.

If I terminate participation, may I re-enroll in the plan?

Generally, you may re-enroll in the plan at any time. However, we and the Plan Administrator reserve the right to reject an Account Authorization Form on any grounds, including excessive enrollment and termination. We reserve the right to deny, modify, suspend or terminate participation in the plan by otherwise eligible persons to the extent we deem it advisable or necessary in our discretion to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the plan.

Certificates for Shares – Accounts

Will I receive certificates for shares purchased in the plan?

No. The Plan Administrator holds the shares purchased for you in your plan account. This service protects against loss, theft or destruction of stock certificates.

In whose name will accounts be maintained?

Your plan account will be maintained in the name or names which appear on our shareholder records or in the name that you indicate on the Account Authorization Form. If you transfer shares to a direct registration account, that account will be maintained in the name or names which appear on our shareholder records. See the procedures set forth in “Direct Registration” below.

Account Access

May I execute transactions by telephone?

Yes, in order to conduct transactions by telephone, you will need to authorize automated privileges for your account and select a personal identification number for security purposes. You may establish automated privileges by telephoning the Plan Administrator. After you have authorized automated privileges, you will be able to:

•change your dividend reinvestment option;

•change the dollar amount of or terminate automatic withdrawals from your bank account;

•sell all or a portion of your plan shares, if you have a designated bank account. Certain restrictions may apply.

May I view my account information and execute transactions online?

Yes, you may view your account balance, stock values, dividend information, reinvestment details and other helpful information at shareowneronline.com. The Plan Administrator maintains this website. You may also use online access to:

•enroll in the plan;

•change your dividend reinvestment option;

•authorize, change or terminate automatic withdrawals from your bank account;

•sell all or a portion of your shares if you have a designated bank account and, for joint accounts, you have previously authorized automated account access;

•elect to view statements, tax forms and company communications – you will receive an email notification when new documents are available for viewing; and

•update your personal information.

How do I establish online access?

You may establish online access or enroll in the plan online by going to shareowneronline.com and following the instructions for online access enrollment. Participation in the plan through the Plan Administrator’s online services is voluntary.

To register for online access:

If you are an existing registered shareowner:

1.	Go to shareowneronline.com

2.	Click Register, then I want to register for online access

3.	Select “IDACORP, Inc.” and enter your EQ Account Number

4.	Select your Authentication* method

5.	Follow the steps to provide your information, create your secure profile, and access your online account

*	If you need your Authentication ID to continue, select Authentication ID and Please send my Authentication ID, then click Send ID. For security, this number is required for first time sign on.

If you are a new investor:

1.	Go to shareowneronline.com

2.	Select Register then I want to invest in a Company

3.	Select “IDACORP, Inc.”

4.	Select Invest in this company and follow the instructions to buy shares

Your account number can be found on your dividend check, dividend deposit notice or account statement. If you do not have your Authentication ID, you may request one online or by phone. Your Authentication ID will be sent to your mailing address on file.

After you have successfully signed up, you will be able to access your account immediately. You will also receive written confirmation to your mailing address on file that your account has been activated for online access.

Account Statements

What kind of reports will I receive from the Plan Administrator?

The Plan Administrator maintains an account for each plan participant and sends account statements to each participant as soon as administratively possible after each quarterly dividend reinvestment, after each optional cash payment and after any transfer, sale, deposit or withdrawal of plan shares.

The account statements provide you with records of your purchases and sales and should be retained for tax purposes. The Plan Administrator charges a fee to supply historical statement information. In addition, you will receive copies of or have access to all communications sent to holders of our common stock, including the annual report, the notice of annual meeting and proxy statement, and any reports or informational statements required by the Internal Revenue Service. You may elect to have your statements and other information sent to you electronically by initiating eDelivery through shareowneronline.com.

Shares of common stock credited to your plan account are subject to escheat to the state in which you reside in the event such shares are deemed, under such state’s laws, to have been abandoned by you. You should therefore notify the Plan Administrator promptly in writing of any change of address. Account statements and other communications will be addressed to you at your last address on record with the Plan Administrator.

Other Information

What happens if IDACORP issues a stock dividend, declares a stock split or has a rights offering?

Any stock dividends or stock splits distributed by IDACORP on common stock held by the Plan Administrator for the participant will be credited to the participant’s account. This will include all whole and fractional shares.

In the event that IDACORP makes available to its shareowners any rights to subscribe for additional common stock, the rights to subscribe will be based on any shares held in and outside of the plan. Any new shares distributed by IDACORP resulting from the exercise of the rights will be issued directly to the participant.

How do I vote my shares at meetings of shareholders?

Participants in the plan will receive voting materials and have the sole right to vote the common stock of IDACORP represented by their shares in the plan. In the event the participant does not provide direction for voting, the plan shares will not be voted.

The participant is encouraged to read the voting materials carefully. Votes may be submitted online, by telephone or by returning the signed, dated proxy card.

A participant’s shares will be voted in accordance with the most recently submitted instructions.

May I pledge shares credited to my plan account?

No. You may not pledge shares in your plan account. If you want to pledge these shares, you or your broker may request a transfer of these shares to a brokerage account by completing the Transaction Request Form attached to your plan account statement.

What are the responsibilities of IDACORP and the Plan Administrator under the plan?

Equiniti Trust Company, LLC, as Plan Administrator, is authorized to choose a broker at its sole discretion to facilitate purchases and sales of common stock by plan participants. The Plan Administrator will furnish the name of the registered broker utilized in share transactions within a reasonable time upon written request from a participant.

We, the Plan Administrator, and any broker selected by the Plan Administrator to make purchases and sales pursuant to the plan will not be liable for any act or failure to act done in good faith in administering the plan. This includes, but is not limited to, any claims of liability relating to:

•the failure to terminate your account upon your death prior to receiving written notice of your death;

•the prices at which or the times when common stock is purchased or sold; or

•any changes in the market value of our common stock.

The Plan Administrator acts solely as our agent and owes no duties, fiduciary or otherwise, to any other person by reason of the plan, and no implied duties, fiduciary or otherwise, shall be read into the plan.

The Plan Administrator undertakes to perform only the duties that are described in this prospectus. No implied covenants or obligations shall be read into the plan with respect to us or the Plan Administrator.

In the absence of negligence or willful misconduct on its part, the Plan Administrator, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of business judgment it made in performing its duties under the plan, and the Plan Administrator shall never be liable for any special, indirect or consequential loss or damage of any kind whatsoever, including lost profits. This is so even if the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Plan Administrator shall not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own. Also, the Plan Administrator shall not be obligated to take any legal action under the plan that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

The Plan Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under the plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including:

•acts of God, such as earthquakes, fires or floods;

•wars and civil or military disturbances;

•sabotage;

•epidemics;

•riots;

•interruptions, loss or malfunctions of utilities;

•computer, hardware or software, or communications services;

•accidents;

•labor disputes; and

•acts of civil or military authority or governmental actions.

However, the Plan Administrator shall use reasonable efforts which are consistent with accepted practices in the stock investment plan industry to resume performance as soon as administratively possible under the circumstances.

This immunity does not relieve us or the Plan Administrator of any liability for violations of applicable laws, including without limitation, federal securities laws. We and the Plan Administrator cannot assure you of a profit or protect you against a loss on shares purchased under the plan.

The IDACORP common stock is not insured by the FDIC or any other government agency, are not deposits or other obligations of, and are not guaranteed by, EQ Shareowner Services or IDACORP, and are subject to investment risks, including possible loss of principal amount invested. Common stock held in the plan is not subject to protection under the Securities Investor Protection Act of 1970.

Who interprets and regulates the plan?

Our board of directors interprets and regulates the plan. The terms and conditions of the plan, including the Account Authorization Form, and the operation of the plan will be governed by Idaho law (without regard to conflict of law principles).

Can IDACORP change or terminate the plan?

We may change the terms of the plan, including any fees, or terminate the plan at any time. We will notify you of any material changes to the plan.

What personal information will I be required to furnish?

You must file with the Plan Administrator, in writing, or by logging in to your account at the Plan Administrator’s website, shareowneronline.com, your post office address, Social Security number and such documents, evidence or other information as the Plan Administrator considers necessary or desirable for the purpose of administering the plan. You should file address changes promptly to ensure timely receipt of account statements.

U.S. Federal Income Tax Information

What are the principal U.S. federal income tax consequences of my participation in the plan?

The following is a brief summary of some of the principal U.S. federal income tax consequences of participation in the plan by an individual U.S. shareowner, meaning an individual who is a citizen or resident alien of the United States. It is for general information only and is not intended to be a complete summary of all aspects of U.S. federal income taxation that may be important to you, and does not constitute tax advice. The following summary is based upon existing tax laws, regulations and rulings on the date of this prospectus. Except as otherwise specifically stated, the following discussion does not set forth the tax consequences, including U.S. federal income tax consequences or any other tax consequences, for any shareowner that is not an individual U.S. shareowner (as described above), including any entity or foreign (non-U.S.) shareowner. You should consult with your own tax advisor regarding the specific tax consequences to you from participation in, and the subsequent disposal of, shares purchased under the plan under applicable federal, state, local and foreign tax laws and the impact of any changes in applicable tax laws, which may have retroactive effect.

Initial Investment and Optional Cash Payments: In general, a participant who makes an initial investment under the plan will not realize gain or loss for U.S. federal income tax purposes as a result of the purchase of shares pursuant to such initial investment.

Tax Basis and Holding Period of Shares: Your tax basis in the shares purchased under the plan will be equal to the amount treated as a distribution to you, less the amount of any taxes withheld as discussed below. The Internal Revenue Service, pursuant to Treasury Regulations on broker reporting of sales of securities and on the cost basis of securities, requires administrators of dividend reinvestment plans to retain and accurately report cost basis information to shareholders and to the Internal Revenue Service. You should consult your own tax advisors regarding the elections that are appropriate for you. Your holding period for shares of common stock acquired pursuant to the plan will begin on the day following the date the shares are credited to your plan account.

Dividend Income: If your reinvested dividends are used to purchase authorized but unissued shares or treasury shares of common stock from us, you will be treated for U.S. federal income tax purposes as having received a distribution in an amount equal to the fair market value of the number of shares, including fractional shares, of common stock purchased with the reinvested dividends on the dividend payment date.

If your reinvested dividends are used to purchase shares of common stock on the open market or through negotiated transactions, you will be treated for U.S. federal income tax purposes as having received a distribution in an amount equal to the amount of dividends used to purchase shares of common stock and to pay any brokerage fees or other expenses.

Amounts treated as distributions will be treated as dividend income to you to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. Subject to holding-period requirements and certain other limitations, dividends received with respect to our common stock by certain non-corporate common stockholders generally will be treated as qualified dividend income that is taxable to such stockholder at preferential capital gain tax rates. Distributions in excess of our earnings and profits will be treated first as a nontaxable return of capital to the extent of your tax basis in your common stock and thereafter as capital gain. Some corporate stockholders may be entitled to a dividends received deduction with respect to amounts treated as dividends.

Gains and Losses from the Sale of Shares: You will realize gain or loss when you sell or exchange shares of common stock held in your plan account and, in the case of a fractional share, when you receive a cash payment for a fraction of a share of common stock credited to your plan account – for example, upon your termination of participation in, or termination of, the plan. The amount of such gain or loss will be the difference between the amount that you receive for the shares, or fraction of a share, and your tax basis in the shares, or fraction of a share. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if your holding period is greater than one year at the time of the sale or disposition. In the case of certain non-corporate common stockholders, long-term capital gain generally will be taxable to such stockholder at preferential capital gain tax rates. The deductibility of capital losses is subject to certain limitations.

The Plan Administrator generally will use the first-in, first-out, or “FIFO,” method when determining the tax basis of any shares sold. However, you may designate your preference for “specific identification” cost basis by identifying this preference in writing to the Plan Administrator.

Dividends Subject to Withholding: Reinvested dividends are subject to U.S. federal backup withholding (currently at a 24% rate) if you fail to provide a social security or other taxpayer identification number to the Plan Administrator. A foreign shareowner is subject to tax withholding at a 30% rate on the gross amount of payments of U.S. source dividends, unless the beneficial owner of the payment provides the appropriate IRS Form W-8 entitling such owner to a reduced rate of, or exemption from, withholding tax under an income tax treaty. Foreign entity owned accounts may also be subject to withholding at a 30% rate on all applicable U.S. sourced dividends, as required by the Foreign Account Tax Compliance Act of the U.S. Internal Revenue Code (“FATCA”). Subject to the proposed Treasury regulations discussed below, gross proceeds received from the sale or other disposition of stock that can produce U.S. sourced dividends generally will also be subject to potential FATCA withholding. Proposed Treasury regulations eliminate withholding under FATCA on payments of gross proceeds. Taxpayers may rely on these proposed Treasury regulations until final Treasury regulations are issued, but such Treasury regulations are subject to change. Foreign shareowners should consult with their tax advisors or counsel as to which tax certification form they are required to provide and for more specific information regarding the withholding requirements under Chapters 3 and 4 (FATCA).

Medicare Tax on Net Investment Income: Certain non-corporation common stockholders will be subject to a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. Non-corporate common stockholders should consult with their tax advisors or counsel regarding the effect, if any, of this tax on their ownership and disposition of our common shares.

DIRECT REGISTRATION

We are a participant in the direct registration system. Direct registration is a method of recording stock ownership in book-entry form, which allows stock to be owned, reported and transferred electronically without issuing a physical certificate. Book-entry means that your stock is registered in your name on our books without the need for physical stock certificates. Your uncertificated stock has the same rights and privileges as stock evidenced by a physical certificate.

Direct registration is a free service that:

•eliminates the risk and cost associated with keeping physical stock certificates;

•eliminates the time and expense associated with replacing lost, stolen or destroyed stock certificates; and

•allows you to move shares electronically to a broker or to other registered accounts.

If you hold stock through our direct registration system, Equiniti Trust Company, LLC, our transfer agent, Plan Administrator and registrar, will establish and maintain your direct registration account and provide you with a direct registration statement of ownership reflecting the number of shares of stock registered in your name on our books. EQ Shareowner Services will send you a new statement of ownership each time there is activity in your account. Once you begin participation in our direct registration system, any future transactions will be handled through the direct registration system rather than with physical certificates.

You may send any stock certificates you are currently holding for conversion into our direct registration system by sending the stock certificates to EQ Shareowner Services with a request to deposit them into your direct registration account. There is no cost to you for this custodial service. Your certificates should not be endorsed, and we recommend sending your certificates by registered mail, insuring them for 5% of the current market value.

Under the plan, you may sell your direct registration shares through EQ Shareowner Services, subject to a transaction fee and a commission. See “Expenses to Participants” in this prospectus. You may also sell your direct registration shares by electronically transferring the shares to your bank or broker and selling the shares through your bank or broker. You may move electronically all or a portion of your direct registration shares to your bank or broker at any time. To do so, provide your bank or broker with a copy of your direct registration account statement.

Your direct registration account is separate from your dividend reinvestment plan account. You may deposit your common stock certificates in either your direct registration account or your dividend reinvestment plan account.

USE OF PROCEEDS

Unless shares of common stock are purchased directly from us, we will receive no proceeds from the offering of common stock under the plan. We do not know the number of shares of common stock that will ultimately be sold pursuant to the plan, the prices at which such shares will be sold, or the number of shares, if any, that will be purchased directly from us, and therefore, cannot estimate the amount of proceeds to be received from any purchase of such shares. When we instruct the Plan Administrator to use original issue common stock for the plan, we will use the proceeds for general corporate purposes, including investing in, or making loans to, our subsidiaries, repaying indebtedness, and paying for acquisitions. If we receive proceeds from the offering of common stock under the plan but do not use the proceeds immediately, we may temporarily invest them in short-term instruments.

DIVIDEND POLICY

It is generally our practice to pay dividends on our common shares on the 28th day of February and the 30th day of May, August and November. We cannot give you any assurance as to the amount of future dividends. The amount and timing of dividends payable on our common stock are within the sole discretion of our board of directors. The board of directors reviews the dividend rate periodically to determine its appropriateness in light of our current and long-term financial position and results of operations, capital requirements, rating agency requirements, legislative and regulatory developments affecting the electric utility industry in general and Idaho Power Company in particular, competitive conditions and any other factors the board deems relevant.

Since we are a holding company, substantially all of our cash flow is provided by dividends paid to us by our subsidiaries, most notably Idaho Power Company. Since Idaho Power Company is a public utility, it is subject to regulation by state utility commissions and other regulatory agencies, which impose limits on investment returns or otherwise impact the amount of dividends that Idaho Power Company may declare and pay, and to a federal statutory limitation on the payment of dividends. In addition, certain agreements entered into by Idaho Power Company set restrictions on the amount of dividends it may declare and pay and restrict the circumstances under which such dividends may be declared and paid. Further, Idaho Power Company’s credit facility requires it to maintain specified leverage ratios of consolidated indebtedness to consolidated total capitalization. The specific restrictions on dividends contained in agreements to which Idaho Power Company is a party, as well as specific regulatory limitations on dividends, are described in our Forms 10-K and 10-Q filed with the Securities and Exchange Commission, which are incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the following documents that we filed with the Securities and Exchange Commission (SEC file number 1-14465):

•Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 16, 2023;

•The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 4, 2023.

•Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed on May 4, 2023, August 3, 2023, and November 2, 2023, respectively;

•Current Reports on Form 8-K filed on May 23, 2023, June 2, 2023, and October 27, 2023; and

•Description of our common stock contained in Exhibit 4.10 of our Annual Report on Form 10-K for the year ended December 31, 2020, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus, and before we terminate the offering.

We are not incorporating by reference any documents or portions of documents that are not deemed filed with the Securities and Exchange Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in or deemed to be part of the prospectus shall be deemed to be modified or superseded for purposes of the prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference or deemed to be part of the prospectus modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of the prospectus after the most recent effective date may modify or replace existing statements contained in the prospectus. Any such statement so modified shall not be deemed in its unmodified form to constitute a part of the prospectus for purposes of the Securities Act. Any statement so superseded shall not be deemed to constitute a part of the prospectus for purposes of the Securities Act.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain a copy of this information at no cost by written or oral request to us at the following address:

Shareowner Services
IDACORP, Inc.
1221 W. Idaho Street
Boise, ID 83702
Telephone (208) 388-2200

You may also access these documents at our website at idacorpinc.com.

You should rely only on information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities offered hereby in any jurisdiction where the offer or sale is not permitted.

The information contained in or incorporated by reference in this prospectus is accurate only as of the date of the respective documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public online at the SEC’s website at sec.gov. Information about us is also available at our website at idacorpinc.com. However, the information accessible on or through our website is not a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

LEGAL MATTERS

The legality of the common stock of IDACORP offered hereby has been passed upon for IDACORP by Julia A. Hilton, Vice President and General Counsel of IDACORP. Ms. Hilton owns shares of vested and unvested restricted common stock of IDACORP acquired pursuant to employee benefit plans and participates in various employee benefit plans offered to employees of IDACORP and Idaho Power Company.

EXPERTS

The financial statements of IDACORP incorporated by reference in this prospectus, and the effectiveness of IDACORP’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2023 and 2022, June 30, 2023 and 2022 and September 30, 2023 and 2022, which is incorporated by reference herein, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in IDACORP’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement we provide. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in states where offers and sales are permitted. The information contained or incorporated by reference in this prospectus is accurate only as of the date of the respective documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

TABLE OF CONTENTS
		DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN Common Stock (No par value) CUSIP No. 451107 10 6
	Page
About This Prospectus	1
Risk Factors	2
Cautionary Note Regarding Forward-Looking Statements	4
About IDACORP	8
The Plan	9
Purpose of the Plan	9
Eligibility	9
Advantages and Disadvantages	9
Administration	11
Account Forms	12
Enrollment	13
Dividend Reinvestment	14
Optional Cash Payments	15
Changing Your Investment Options	17
Investment Period – Source of Shares – Purchase Price	17
Expenses to Participants	19
Deposit of Certificates	20
Share Transfers and Gifts	20
Selling and Withdrawing Shares	21	PROSPECTUS
Termination of Participation	23	November 3, 2023
Certificates for Shares – Accounts	24
Account Access	24
Account Statements	27
Other Information	27
U.S. Federal Income Tax Information	29
Direct Registration	31
Use of Proceeds	32
Dividend Policy	32
Incorporation of Certain Information by Reference	33
Where You Can Find More Information	34
Legal Matters	35
Experts	35

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.

The table below sets forth the estimated expenses in connection with the offering described in this Registration Statement.

Registration fee	$22
Accountants' fee	12,000
Printing fees	500
Legal fees	20,000
Transfer agent's fees	30,000
Other	5,000
Total	$67,522

Item 15.          Indemnification of Directors and Officers.

Sections 30-29-851 et seq. of the Idaho Business Corporations Act provide for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act.

Article VIII of our Articles of Incorporation, as amended, provides that we shall indemnify our directors and officers against liability and expenses and shall advance expenses to our directors and officers in connection with any proceeding to the fullest extent permitted by the Act as now in effect or as it may be amended or substituted from time to time. Article VI of our Amended Bylaws provides that we shall have the power to purchase insurance on behalf of any director, officer, employee or agent against liability and expenses in connection with any proceeding, to the extent permitted under applicable law. Article VI further provides that we may enter into indemnification agreements with any director, officer, employee or agent to the extent permitted under any applicable law.

We have liability insurance protecting our directors and officers against liability by reason of their being or having been directors or officers. The premium, payable solely by us, is not separately allocable to the sale of the securities registered hereby. In addition, we have entered into indemnification agreements with our directors and officers to provide for indemnification to the maximum extent permitted by law. See “Item 17. Undertakings” for a description of the Securities and Exchange Commission’s position regarding such indemnification provisions.

Item 16.          Exhibits.

The information required by this Item is set forth in the Exhibit Index below.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Date	Included Herewith
2	Agreement and Plan of Exchange between IDACORP, Inc. and Idaho Power Company, dated as of February 2, 1998	S-4	333-48031	2	3/16/1998
4.1	Articles of Incorporation of IDACORP, Inc.	Am. No. 1 to S-3	333-64737	3.1	11/4/1998
4.2	Articles of Amendment to Articles of Incorporation of IDACORP, Inc., as filed with the Secretary of State of Idaho on March 9, 1998	Am. No. 1 to S-3	333-64737	3.2	11/4/1998
4.3	Articles of Amendment to Articles of Incorporation of IDACORP, Inc. creating A Series Preferred Stock, without par value, as filed with the Secretary of State of Idaho on September 17, 1998	Post-Effective Am. No.1 to S-3	333-00139-99	3(b)	9/22/1998
4.4	Articles of Share Exchange of IDACORP, Inc. as filed with the Secretary of State of Idaho on September 29, 1998	Post-Effective Am. No. 1 to S-8	033-56071-99	3(d)	10/1/1998
4.5	Articles of Amendment to the Articles of Incorporation of IDACORP, Inc., as amended, as filed with the Secretary of State of Idaho on May 18, 2012	8-K	1-14465	3.13	5/21/2012
4.6	Amended and Restated Bylaws of IDACORP, Inc., amended on October 29, 2014 and presently in effect	10-Q	1-14465	3.15	10/30/2014
5.1	Opinion of Julia A. Hilton, Vice President and General Counsel, IDACORP, Inc.					X
15	Letter from Deloitte & Touche LLP regarding unaudited interim financial information					X
23.1	Consent of Deloitte & Touche LLP					X
23.2	Consent of Julia A. Hilton, Vice President and General Counsel, IDACORP, Inc. (included in Exhibit 5.1 hereto)					X
24	Power of Attorney (included on the signature page hereof)					X
107	Calculation of Filing Fee Table					X

Item 17.          Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That for the purpose of determining liability under the Securities Act to any purchaser:

(i)    If the registrant is relying on Rule 430B:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on the 3rd day of November, 2023.

IDACORP, INC.

By:	/s/ Lisa A. Grow
Lisa A. Grow
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lisa A. Grow, Brian R. Buckham, and Kenneth W. Petersen as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all supplements and amendments (including post-effective amendments and registration statements filed pursuant to Rule 462(b) of the Securities Act) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard J. Dahl	Chairman of the Board	November 3, 2023
(Richard J. Dahl)

/s/ Lisa A. Grow	President and Chief Executive Officer and Director (Principal Executive Officer)	November 3, 2023
(Lisa A. Grow)

/s/ Brian R. Buckham	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 3, 2023
(Brian R. Buckham)

/s/ Kenneth W. Petersen	Vice President, Chief Accounting Officer and Treasurer (Principal Accounting Officer)	November 3, 2023
(Kenneth W. Petersen)

/s/ Odette C. Bolano	Director	November 3, 2023
(Odette C. Bolano)

/s/ Annette G. Elg	Director	November 3, 2023
(Annette G. Elg)

/s/ Ronald W. Jibson	Director	November 3, 2023
(Ronald W. Jibson)

/s/ Judith A. Johansen	Director	November 3, 2023
(Judith A. Johansen)

/s/ Dennis L. Johnson	Director	November 3, 2023
(Dennis L. Johnson)

/s/ Nate R. Jorgensen	Director	November 3, 2023
(Nate R. Jorgensen)

/s/ Jeff C. Kinneeveauk	Director	November 3, 2023
(Jeff C. Kinneeveauk)

/s/ Susan D. Morris	Director	November 3, 2023
(Susan D. Morris)

/s/ Richard J. Navarro	Director	November 3, 2023
(Richard J. Navarro)

/s/ Dr. Mark T. Peters	Director	November 3, 2023
(Dr. Mark T. Peters)